UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2006

NETOPIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28450	94-3033136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Shellmound Street, 4th Floor, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-7400

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 29, 2006, Netopia, Inc. announced that the Securities and Exchange Commission had instituted and simultaneously settled an administrative cease-and-desist proceeding against Netopia. Without admitting or denying the Commission’s findings, Netopia has agreed to cease and desist from future violations of the corporate reporting, books and records and internal controls provisions of the federal securities laws. The settlement is consistent with Netopia’s announcement on July 22, 2005 that it had submitted an offer of settlement to the staff of the Division of Enforcement of the Securities and Exchange Commission, to resolve an investigation into Netopia’s disclosures and accounting practices, primarily related to Netopia’s restatement of its financial statements for the fiscal years ended September 30, 2003 and 2002. A copy of Netopia’s press release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

On March 29, 2006, Netopia also announced that the Securities and Exchange Commission had filed and simultaneously settled charges against Alan B. Lefkof, Netopia’s President and Chief Executive Officer. Without admitting or denying the Commission’s allegations, Mr. Lefkof has agreed to consent to the entry of an order with respect to violations of the federal securities laws, in connection with a Report on Form 8-K and exhibit furnished to the Securities and Exchange Commission on July 6, 2004. Mr. Lefkof also has agreed to pay a civil penalty. The settlement is consistent with Netopia’s announcement on July 22, 2005 that Mr. Lefkof had submitted an offer of settlement to the staff of the Division of Enforcement of the Securities and Exchange Commission. A copy of Netopia’s press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description
99.1	Press Release of Netopia, Inc. dated March 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETOPIA, INC.

Date: March 29, 2006	By:	/s/ CHARLES CONSTANTI
Charles Constanti Vice President and Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Netopia, Inc. dated March 29, 2006